Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment No. 3 on Form S-8 to the Form S-4 Registration Statement (No. 333-105432) of First Data Corporation pertaining to the following benefits plans of Concord EFS, Inc.:

Concord EFS, Inc. 1993 Incentive Stock Option Plan

Star Systems, Inc. 2000 Equity Incentive Plan

Concord EFS, Inc. 2002 Stock Option Plan

of our report dated February 2, 2004, with respect to the consolidated financial statements and schedule of First Data Corporation included in its Form 10-K for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Denver, Colorado

February 27, 2004